Exhibit 21.1

Subsidiaries

Name of Subsidiary	Jurisdiction

AKG Acoustics GmbH	Austria

Becker Automotive (Proprietary) Limited	South Africa

Becker Service- und Verwaltung GmbH	Germany

Eletrônica Selenium S.A.	Brazil

Harman Audio de Mexico S.A. de C.V.	Mexico

Harman Becker Automotive Electronic Systems (Suzhou) Co., Ltd.	China

Harman Becker Automotive Systems GmbH	Germany

Harman Becker Automotive Systems Holding GmbH	Germany

Harman Becker Automotive Systems, Inc.	Delaware

Harman Becker Automotive Systems Italy S.r.l.	Italy

Harman Becker Automotive Systems Japan K.K.	Japan

Harman Becker Automotive Systems Korea, Inc.	Korea

Harman Becker Automotive Systems Manufacturing Kft.	Hungary

Harman Becker Automotive Systems S.A. de C.V.	Mexico

Harman Belgium S.A.	Belgium

Harman Consumer Division Nordic A/S	Denmark

Harman Consumer Finland OY	Finland

Harman Consumer, Inc.	Delaware

Harman Consumer Nederland B.V.	Netherlands

Harman de Mexico S.A. de C.V.	Mexico

Harman Deutschland GmbH	Germany

Harman do Brasil Industria Eletrônica e Participacoes Ltda.	Brazil

Harman Europe EEIG	United Kingdom

Harman Financial Group, LLC	Delaware

Harman France snc	France

Harman Holding GmbH & Co. KG	Germany

Harman Holding Limited	Hong Kong

Harman Industries Holding Mauritius Ltd.	Mauritius

Harman International (India) Private Limited	India

Harman International Industries Limited	United Kingdom

Harman International Japan Co. Ltd.	Japan

Harman International (Shanghai) Management Co., Ltd.	China

Harman International Singapore Pte. Ltd.	Singapore

Name of Subsidiary	Jurisdiction

Harman International snc	France

Harman JBL (Suzhou) Ltd.	China

Harman KG Holding, LLC	Delaware

Harman Malaysia Sdn Bhd	Malaysia

Harman Management GmbH	Germany

Harman Navis, Inc.	Korea

Harman Netherlands, B.V.	Netherlands

Harman Professional, Inc.	Delaware

Harman Technology (Shenzhen) Co., Ltd.	China

Harman UK Limited	United Kingdom

HBAS Manufacturing, Inc.	Delaware

innovative systems GmbH Navigation-Multimedia	Germany

ISAS Gessellschaft für innovative Anwendungs-Software mbH	Germany

ISGPAS General Purpose Applications Systems GmbH	Germany

Margi Systems, Inc.	California

Selam Industria Eletrônica Ltda.	Brazil

Selenium Loudspeaker USA, LLC	California

Selenium Europe S.L.	Spain

Studer Digitec snc	France

Studer Japan Ltd.	Japan

Studer Professional Audio GmbH	Switzerland